Exhibit 99.1
Dave & Buster’s Reports Record First Quarter 2023 Financial Results; Announces $200 Million of Shares Repurchased to Date in FY 2023; Opened Four New Stores and Enters into Two International Franchise Agreements
DALLAS, June 6, 2023 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its first quarter ended April 30, 2023.
Key First Quarter 2023 Highlights
•Record revenue of $597.3 million in the quarter increased 32.4% from the first quarter of 2022. Including the pro forma contribution of Main Event in the first quarter of 2022, the year-over-year growth was $21.8 million, or 3.8%.
•Pro forma combined comparable store sales (including Main Event branded stores) decreased 4.1% compared with the same period in 2022 and increased 10.3% compared with the same period in 2019.
•Record Net income totaled $70.1 million, or $1.45 per diluted share, compared with net income of $67.0 million, or $1.35 per diluted share in the first quarter of 2022.
•Record Adjusted EBITDA of $182.1 million in the quarter increased 29.8% from the first quarter of 2022. Including the pro forma contribution of Main Event in the first quarter of 2022, the year-over-year Adjusted EBITDA growth was $7.9 million, or 4.6%.
•The Company repurchased 3.6 million shares in the first quarter at a total cost of $125.5 million. Subsequent to the end of the quarter, the Company has purchased an additional 2.1 million shares at a total cost of $74.5 million, bringing the total repurchases in fiscal 2023 to 5.7 million shares totaling $200.0 million, representing 11.8% of the outstanding shares as of the end of fiscal 2022.
•Ended the quarter with $581.7 million of liquidity, which included $91.5 million in cash and $490.2 million available under its $500 million revolving credit facility.
•Opened a new Dave & Buster's store in Puerto Rico and three new Main Event stores in Little Rock, AR, Tucson, AZ, and Lexington, KY.
•Signed two international franchise agreements for up to 15 stores in India and up to 5 stores in Australia.
"We are pleased to report strong results for our first quarter of fiscal 2023. Our extremely talented team of operators and support center employees continue to execute on the breadth of strategic opportunities we've identified to unlock significant revenue growth and cost efficiency opportunities in our business which will continue to bring meaningful upside to all stakeholders and in all macro-economic environments," said Chris Morris, Dave & Buster's Chief Executive Officer. "As a testament to the conviction we have in the long-term success of our business and the value we see in our shares, we have repurchased $200 million of common stock thus far in fiscal 2023, reducing our shares outstanding by nearly 12%. We see tremendous upside as we continue to drive value creation for our stakeholders and we look forward to keeping you updated on our progress."
First Quarter 2023 Results
Total revenue was $597.3 million, an increase of 32.4% from $451.1 million in the first quarter of 2022. Including the pro forma contribution of Main Event stores in the prior year period, total revenue increased 3.8% versus the first quarter of 2022.
Pro forma combined comparable store sales (including Main Event branded stores) decreased 4.1% compared with the first quarter of 2022 and increased 10.3% compared with the first quarter of 2019.
Operating income totaled $121.4 million, or 20.2% of revenue, compared with operating income of $98.7 million, or 21.8% of revenue in the first quarter of 2022.
Net income totaled $70.1 million, or $1.45 per diluted share, compared with net income of $67.0 million, or $1.35 per diluted share in the first quarter of 2022.
Adjusted EBITDA totaled $182.1 million, or 30.5% of revenue, compared with Adjusted EBITDA of $140.3 million, or 31.1% of revenue in the first quarter of 2022.
Store operating income before depreciation and amortization totaled $206.4 million, or 34.6% of revenue, compared with store operating income before depreciation and amortization of $163.3 million, or 36.2% of revenue in the first quarter of 2022.
Balance Sheet, Liquidity, Cash Flow and Share Repurchases
The Company generated $92.4 million in operating cash flow during the first quarter, ending the quarter with $91.5 million in cash and $490.2 million of availability under its $500 million revolving credit facility, net of $9.8 million in outstanding letters of credit. The Company ended the quarter with a Net Total Leverage Ratio of 2.0x as defined under its Credit Agreement as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA. The Company's maximum permitted Net Total Leverage Ratio is 3.5x.
The Company repurchased 3.6 million shares in the first quarter at a total cost of $125.5 million. Subsequent to the end of the quarter, the Company has purchased an additional 2.1 million shares at a total cost of $74.5 million, bringing the total repurchases to 5.7 million shares totaling $200.0 million, representing 11.8% of the outstanding shares in fiscal 2023. The Company has $100 million remaining on its current repurchase authorization for fiscal 2023.
"We continue to make significant strides optimizing our business model to drive revenue, realize meaningful cost savings across the company and deploy our capital in high ROI opportunities," said Michael Quartieri, Dave & Buster's Chief Financial Officer. "Our significant liquidity profile, strong balance sheet, and substantial cash flow provide us the flexibility to invest in the business and opportunistically return capital to shareholders."
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the first quarter ended April 30, 2023.
Investor Conference Call and Webcast
Management will hold a conference call to report these results on Tuesday, June 6, 2023, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 6007700. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088; the replay access code 4105310. Additionally, a live and archived webcast of the conference call will be available at ir.daveandbusters.com.

About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 210 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 154 Dave & Buster’s branded stores in 41 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 56 Main Event branded stores in 18 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus pandemic and any new coronavirus variants; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.
Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Credit Adjusted EBITDA (calculated in accordance with the Company's credit agreement, additional details of which can be found in the Company's Annual Report on Form 10-K), Credit Adjusted EBITDA margin, Store operating income before depreciation and amortization, Store operating income before depreciation and amortization margin, and pro forma financials including Main Event branded stores prior to the Company's ownership, reconciliations of which can be found on our website (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, VP Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
cory.hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	13 Weeks Ended		13 Weeks Ended
	April 30, 2023		May 1, 2022
Entertainment revenues	$393.1	65.8%	$299.2	66.3%
Food and beverage revenues	204.2	34.2%	151.9	33.7%
Total revenues	597.3	100.0%	451.1	100.0%
Cost of entertainment (as a percentage of entertainment revenues)	34.3	8.7%	26.8	9.0%
Cost of food and beverage (as a percentage of food and beverage revenues)	56.0	27.4%	43.2	28.4%
Total cost of products	90.3	15.1%	70.0	15.5%
Operating payroll and benefits	130.6	21.9%	93.4	20.7%
Other store operating expenses	170.0	28.5%	124.4	27.6%
General and administrative expenses	31.4	5.3%	28.3	6.3%
Depreciation and amortization expense	48.9	8.2%	33.3	7.4%
Pre-opening costs	4.7	0.8%	3.0	0.7%
Total operating costs	475.9	79.8%	352.4	78.2%
Operating income	121.4	20.2%	98.7	21.8%
Interest expense, net	30.7	5.1%	11.4	2.5%
Income before provision for income taxes	90.7	15.1%	87.3	19.3%
Provision for income taxes	20.6	3.4%	20.3	4.5%
Net income	$70.1	11.7%	$67.0	14.8%

Net income per share:
Basic	$1.46		$1.38
Diluted	$1.45		$1.35
Weighted average shares used in per share calculations:
Basic shares	47.93		48.58
Diluted shares	48.47		49.45

Other information:
Company-owned stores at end of period	208		144
Store operating weeks in the period	2,690		1,876
Total revenue per store operating weeks in the period (in thousands)	$222.0		$240.5

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheet:

	April 30, 2023	January 29, 2023
ASSETS
Cash and cash equivalents	$91.5	$181.6
Other current assets	116.1	112.1
Total current assets	207.6	293.7
Property and equipment, net	1,185.5	1,180.2
Operating lease right of use assets	1,352.4	1,333.6
Intangible and other assets, net	948.9	953.5
Total assets	$3,694.4	$3,761.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$409.5	$438.0
Operating lease liabilities	1,583.1	1,567.8
Other long-term liabilities	120.8	122.0
Long-term debt, net	1,221.1	1,222.7
Stockholders' equity	359.9	410.5
Total liabilities and stockholders' equity	$3,694.4	$3,761.0

Summary Cash Flow Information:

	Thirteen Weeks Ended April 30, 2023	Thirteen Weeks Ended May 1, 2022
Net cash provided by operating activities:	92.4	148.6
Net cash used in investing activities:	(50.8)	(39.8)
Net cash provided by (used in) financing activities:	(131.7)	4.4
Increase (decrease) in cash and cash equivalents	(90.1)	113.2

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA, a non-GAAP measure, for the periods shown:

	Thirteen Weeks Ended April 30, 2023		Thirteen Weeks Ended May 1, 2022
Net income	$70.1	11.7%	$67.0	14.9%
Add back:
Interest expense, net	30.7		11.4
Provision for income taxes	20.6		20.3
Depreciation and amortization expense	48.9		33.3
EBITDA	170.3	28.5%	132.0	29.3%
Add back:
Loss on asset disposal	0.7		0.2
Share-based compensation	6.7		3.6
Merger & integration costs	2.6		4.4
Information systems implementation costs and other items	1.8		0.1
Adjusted EBITDA, a non-GAAP measure	$182.1	30.5%	$140.3	31.1%
                                                                The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization, a non-GAAP measure, for the periods shown:

	Thirteen Weeks Ended April 30, 2023		Thirteen Weeks Ended May 1, 2022
Operating income	$121.4	20.3%	$98.7	21.9%
Add back:
General and administrative expenses	31.4		28.3
Depreciation and amortization expense	48.9		33.3
Pre-opening costs	4.7		3.0
Store operating income before depreciation and amortization, a non-GAAP measure	$206.4	34.6%	$163.3	36.2%
The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA, as defined in our senior secured credit facility, for the periods shown:

	Thirteen Weeks Ended April 30, 2023	Trailing Four Quarters Ended April 30, 2023
Net income	$70.1	$140.2
Add back:
Interest expense, net	30.7	106.7
Loss on debt extinguishment / refinancing	—	1.5
Provision for income taxes	20.6	36.8
Depreciation and amortization expense	48.9	184.9
EBITDA	170.3	470.1
Add back:
Loss on asset disposal	0.7	1.3
Impairment of long-lived assets and lease termination costs	—	1.8
Share-based compensation	6.7	23.1
Merger and integration costs	2.6	23.5
Pre-opening costs	4.7	16.3
Entertainment revenue deferrals	4.7	13.1
Proforma Main Event adjustments (1)	—	15.0
Information systems implementation costs and other items	1.8	2.4
Credit Adjusted EBITDA, a non-GAAP measure	$191.5	$566.6
(1)     Total adjustment amount for Main Event for periods prior to the Company's ownership during the trailing four quarter Test Period, as defined on a Pro Forma Basis in our senior secured credit facility.
The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

		As Of And For The Trailing Four Quarters Ended April 30, 2023
Credit Adjusted EBITDA (a)		$566.6
Total debt (1)		$1,229.6
Less: Cash and cash equivalents		$(91.5)
Add: Outstanding letters of credit		$9.8
Net debt (b)		$1,147.9
Net Total Leverage Ratio (b / a)	2.0	x
(1) Amount equals the face amount of debt outstanding less unamortized debt issuance costs and debt discount.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Supplemental Data
(in millions)

The Company is providing the following supplemental unaudited pro forma financial information to assist investors in assessing the Company’s historical performance as though Main Event and the Company had been combined as of the beginning of the thirteen-week period ended May 1, 2022, which is the Company’s first quarter of fiscal 2022. The following unaudited pro forma condensed financial information has been presented in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), and presents the combined results as though Main Event and the Company had been combined as of the beginning of the first quarter of fiscal 2022. The unaudited pro forma financial information as presented below is for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the first quarter of fiscal 2022, nor is it necessarily an indication of trends in future results for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma information, cost savings from operating efficiencies, potential synergies, and the impact of incremental costs incurred in integrating the businesses.

The Company has a fiscal year consisting of 52 or 53 weeks, ending on the Sunday after the Saturday closest to January 31. The fiscal year for Main Event historically ended on the last Tuesday in June. Main Event’s historical results in this supplemental unaudited pro forma financial information were derived from the unaudited financial information that conforms to the Company’s fiscal year end.

	Fiscal Q1 2023	Fiscal Q4 2022	Fiscal Q3 2022	Fiscal Q2 2022	Trailing Four Quarters	Fiscal Year 2022
	Consolidated Actuals	Consolidated Actuals	Consolidated Actuals	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Entertainment revenue	$393.1	$360.2	$315.4	$365.3	$1,434.0	$1,428.2
Food and beverage revenue	204.2	203.6	165.9	179.2	752.8	736.8
Total revenue	597.3	563.8	481.2	544.6	2,186.8	2,165.1
Cost of entertainment	34.3	32.0	27.3	33.0	126.6	125.1
Cost of food and beverage and other	56.0	55.1	48.9	53.2	213.2	211.5
Total cost of products	90.3	87.1	76.3	86.2	339.8	336.6
Gross margin	507.0	476.7	405.0	458.3	1,847.0	1,828.4
Operating payroll and benefits	130.6	137.8	125.9	135.6	529.9	522.7
Other store operating expenses (a)	170.0	169.9	163.8	166.0	669.7	657.4
General and administrative expenses (b)	31.4	39.1	32.8	47.7	150.9	156.0
Depreciation and amortization expense	48.9	49.0	48.4	47.1	193.4	190.7
Pre-opening costs	4.7	3.8	3.9	4.6	17.0	17.4
Total operating costs	385.6	399.5	374.8	401.0	1,561.0	1,544.2
Operating income	$121.4	$77.2	$30.1	$57.3	$286.0	$284.2
(a)     Excludes $2.2 of Main Event gains related to preferred shares held by shareholders prior to its acquisition by Dave & Buster's Entertainment in Q2 2022.
(b)    Excludes $49.0 of Main Event long-term incentive and change-in-control incentive compensation expenses in Q2 2022.

	Fiscal Q1 2023	Fiscal Q4 2022	Fiscal Q3 2022	Fiscal Q2 2022
Comparable Store Sales & Average Weekly Sales Data (1)	Consolidated Actuals	Consolidated Actuals	Consolidated Actuals	Pro Forma Combined
Total Comparable Store Sales % Change vs 2019	10.3%	14.1%	17.5%	13.1%
Walk-in Comparable Store Sales % Change vs 2019	11.2%	18.0%	20.3%	16.4%
Special Events Comparable Store Sales % Change vs 2019	(0.1)%	(6.4)%	(6.7)%	(13.4)%
Total Comparable Store Sales % Change vs prior year	(4.1)%	19.0%	13.3%	4.3%
Walk-in Comparable Store Sales % Change vs prior year	(6.4)%	12.1%	8.0%	(2.0)%
Special Events Comparable Store Sales % Change vs prior year	31.4%	89.5%	110.3%	166.5%
F&B Comparable Store Sales % Change vs 2019	(3.5)%	(1.8)%	0.8%	(2.6)%
Entertainment/Other Comparable Store Sales % Change vs 2019	19.3%	25.7%	28.9%	22.9%
F&B Comparable Store Sales % Change vs prior year	0.9%	25.4%	17.0%	10.3%
Entertainment/Other Comparable Store Sales % Change vs prior year	(6.5)%	15.6%	11.4%	1.5%
Total Stores at the end of the period	208	204	203	200
Total Store Operating Weeks	2,690	2,641	2,616	2,579
Total Store Average Weekly Sales (in thousands)	$222	$213	$184	$211
(1) For proforma comparisons to prior year for Q1 2023, there were 185 comparable stores. For all other proforma comparisons to prior year and to 2019, there were 153 comparable stores.

	Fiscal Q1 2023	Fiscal Q4 2022	Fiscal Q3 2022	Fiscal Q2 2022	Trailing Four Quarters	Fiscal Year 2022
	Consolidated Actuals	Consolidated Actuals	Consolidated Actuals	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Operating Income	$121.4	$77.2	$30.1	$57.3	$286.0	$284.2
Add: Depreciation and amortization expense	48.9	49.0	48.4	47.1	$193.4	$190.7
EBITDA	170.3	126.2	78.5	104.4	479.4	474.9
Add: Loss on asset disposal	0.7	0.2	0.2	0.2	1.3	0.8
Impairment of long-lived assets (c)	—	—	—	1.8	1.8	1.8
Share-based compensation (c)	6.7	8.5	3.2	4.7	23.1	20.0
Transaction & integration costs (c)	2.6	3.0	4.0	17.7	27.3	29.3
Other items, net	1.8	0.5	0.1	—	2.4	0.6
Adjusted EBITDA	$182.1	$138.4	$86.0	$128.8	$535.3	$527.4
Adjusted EBITDA Margin %	30.5%	24.5%	17.9%	23.7%	24.5%	24.4%
(c)    Amounts recorded in General & Administrative expenses.

	Fiscal Q1 2023	Fiscal Q4 2022	Fiscal Q3 2022	Fiscal Q2 2022	Trailing Four Quarters	Fiscal Year 2022
	Consolidated Actuals	Consolidated Actuals	Consolidated Actuals	Pro Forma Combined	Pro Forma Combined	Pro Forma Combined
Operating Income	$121.4	$77.2	$30.1	$57.3	$286.0	$284.2
Add: Depreciation and amortization expense	48.9	49.0	48.4	47.1	193.4	190.7
EBITDA	170.3	126.2	78.5	104.4	479.4	474.9
Add: Loss on asset disposal	0.7	0.2	0.2	0.2	1.3	0.8
Impairment of long-lived assets (c)	—	—	—	1.8	1.8	1.8
Share-based compensation (c)	6.7	8.5	3.2	4.7	23.1	20.0
Transaction & integration costs (c)	2.6	3.0	4.0	17.7	27.3	29.3
Pre-opening costs	4.7	3.8	3.9	4.6	17.0	17.4
Amusement deferrals	4.7	6.4	1.8	1.3	14.2	14.9
Other items, net	1.8	0.5	0.1	—	2.4	0.6
Credit Adjusted EBITDA	$191.5	$148.6	$91.7	$134.8	$566.6	$559.6
(c)    Amounts recorded in General & Administrative expenses.